UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2009

Central Index Key Number of depositor: 0000869090

CHASE BANK USA, NATIONAL ASSOCIATION

(Sponsor, Depositor, Originator, Administrator

and Servicer of the Issuing Entities described below)

Central Index Key Number of issuing entity: 0000890493

FIRST USA CREDIT CARD MASTER TRUST

(Issuing Entity of the First USA Collateral Certificate)

Central Index Key Number of issuing entity: 0001004988

CHASE CREDIT CARD MASTER TRUST

(Issuing Entity of the Chase Collateral Certificate)

Central Index Key Number of issuing entity: 0001174821

CHASE ISSUANCE TRUST

(Issuing Entity of the Notes)

(Exact name of registrant as specified in its charter)

Laws of the United States	333-145109 333-131327	22-2382028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Chase Bank USA, National Association White Clay Center Building 200 Route 273 Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 594-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

As specifically permitted by the terms of the relevant transaction documents, Chase Bank USA, National Association (“Chase USA”) plans on taking the following actions with respect to Chase Issuance Trust and the CHASEseries notes:

Discount Receivables

As specifically permitted by, and pursuant to, the terms of (i) the Third Amended and Restated Transfer and Servicing Agreement, dated December 19, 2007 (the “Transfer and Servicing Agreement”), among Chase USA, as Transferor, Servicer and Administrator, Chase Issuance Trust as the Issuing Entity, and Wells Fargo, Bank, National Association, as Collateral Agent and Indenture Trustee, and (ii) the Third Amended and Restated Indenture, dated as of December 19, 2007, as supplemented by the Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007, and as further supplemented by the Amended and Restated CHASEseries Indenture Supplement, dated as of October 15, 2004, among Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, Chase USA, as Transferor notified the Servicer, the Owner Trustee, the Indenture Trustee, the Collateral Agent, Fitch Ratings, Ltd. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service (“Moody’s”, and together with Fitch and S&P, the “Note Rating Agencies”), that effective June 1, 2009 (the “Discount Option Date”), it expects to designate 1.50% of principal receivables created on or after the Discount Option Date in accounts that have been designated for inclusion in Chase Issuance Trust as “Discount Receivables,” and will apply collections on those Discount Receivables as finance charge collections thereafter. Applying collections of Discount Receivables as finance charge collections will have the effect of increasing yield. Chase USA expects to reduce the percentage specified above to 0% on July 1, 2010.

The notice referred to in the above paragraph is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Credit Enhancement

Chase USA intends to increase the required enhancement level for each tranche of outstanding CHASEseries notes of each class as follows:

1.	For each outstanding tranche of Class A notes, the percentage specified to determine the Class A Required Subordinated Amount of Class B Notes and the percentage specified to determine the Class A Required Subordinated Amount of Class C Notes will be respectively increased from 6.49718% to 8.13953%.

2.	For each outstanding tranche of Class B notes, the percentage specified to determine the Class B Required Subordinated Amount of Class C Notes will be increased from 6.10080% to 7.52688%.

3.

For each outstanding tranche of Class C notes, the definition of Class C Reserve Account Percentage will be modified such that, for any Monthly Period, if the Quarterly Excess Spread Percentage for such Monthly Period is greater than or equal to 4.50%, the Class C Reserve Account Percentage will be increased from 0.00% to 1.50%; if the Quarterly Excess Spread Percentage for such Monthly Period is less than 4.50% but greater than or equal to 4.00%, the Class C Reserve Account Percentage will be increased from 1.00% to 2.50%; if the Quarterly Excess Spread Percentage for such Monthly Period is less than 4.00% but greater than or equal to 3.50%, the Class C Reserve Account Percentage will be increased from 1.50% to 3.00%; if the Quarterly Excess Spread Percentage for such Monthly Period is less than 3.50% but greater than or equal to 3.00%, the Class C Reserve Account Percentage will be increased from 2.50% to 4.00%; if the Quarterly Excess Spread Percentage for such Monthly Period is less than 3.00% but greater than or equal to 2.50%, the Class C Reserve Account Percentage will be increased from 4.00% to 5.50%; if the Quarterly Excess Spread Percentage for such Monthly Period is less than 2.50% but greater than or equal to 2.00%, the Class C Reserve Account Percentage will be increased from 5.00% to 6.50%; and if the Quarterly Excess Spread Percentage for such Monthly Period is less than 2.00%, the Class C Reserve Account Percentage will be increased from 5.75% to 7.00%.

Affirmation of the current ratings of the outstanding CHASEseries notes is required to execute the addendum necessary to increase the required enhancement levels. While Chase USA intends to increase the required enhancement levels as described above on or about May 12, 2009, Chase USA cannot guarantee that these affirmations will be forthcoming, or that the timing or amount of the additional credit enhancement or the discounting of principal receivables will occur as described above.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits.

The following exhibit is filed as a part of this report:

(99.1)	Notice sent to the Servicer, the Owner Trustee, the Indenture Trustee, the Collateral Agent and the Note Rating Agencies on May 1, 2009 announcing the designation of Discount Receivables.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION
as Sponsor, Depositor, Originator, Administrator and Servicer of the First USA Credit Card Master Trust, the Chase Credit Card Master Trust and the Chase Issuance Trust

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President

Date: May 1, 2009